Exhibit 23.1

Consent of Independent Registered Accounting Firm

We consent to the inclusion in this registration statement on Form S-4 dated May 19, 2023 of our report, dated March 27, 2023, on our audits of the consolidated financial statements of Granite Ridge Resources, Inc. as of December 31, 2022, and 2021, and for each of the years in the three-year period ended December 31, 2022. We also consent to the references to our firm under the caption “Experts”.

/s/ FORVIS, LLP

(Formerly, BKD, LLP)
Dallas, Texas
May 19, 2023